Exhibit 32

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

We, the undersigned Trevor Fetter and Timothy L. Pullen, being, respectively, the President and Chief Executive Officer and the Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer of Tenet Healthcare Corporation (the “Registrant”), do each hereby certify that (i) the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 (the “Form 10-Q/A”), to be filed with the Securities and Exchange Commission on April 6, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: April 5, 2006	/s/ Trevor Fetter
Trevor Fetter
President and Chief Executive Officer

Date: April 5, 2006	/s/ Timothy L. Pullen
Timothy L. Pullen
Interim Chief Financial Officer, Executive Vice President and
Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.